Exhibit (n)

Consents of Independent Auditors and

Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-266911 on Form N-6 of our report dated March 28, 2025, relating to the statutory basis financial statements of Ameritas Life Insurance Corp. appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Financial Statements" in such Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 24, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-266911 on Form N-6 of our report dated March 21, 2025, relating to the financial statements and financial highlights of the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVL appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Financial Statements" in such Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 24, 2025